Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated November 3, 2004, relating to the financial statements of Notify Technology Corporation for the year ended September 30, 2004, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California

March 23, 2005